EXHIBIT 99.1

ELINEAR ANNOUNCES CLOSURE OF ALL OFFICES AND REDUCTION IN WORKFORCE

HOUSTON-- (BUSINESS WIRE) - September 8, 2006—eLinear, Inc. (AMEX: ELU) announces that effective yesterday it has closed its offices in Houston, Dallas and Fort Worth, Texas and reduced its workforce to three contract employees which have been retained to assist the company in winding down its operations.

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected. For additional information about eLinear please visit www.elinear.com or www.sec.gov. eLinear undertakes no obligation to update any forward-looking statement that may be made from time to time by or on behalf of the company, whether as a result of new information, future events or otherwise.

For Further Information:

Phillip Michael Hardy
eLinear Solutions
Phone: (713) 896-0500
e-mail: investorrelations@elinear.com